      MORGAN STANLEY INSTITUTIONAL FUND TRUST - LIMITED DURATION PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2009 - MARCH 31, 2010

                                                                     AMOUNT OF
                                      OFFERING                        SHARES
    SECURITY      PURCHASE/  SIZE OF  PRICE OF     TOTAL AMOUNT      PURCHASED
    PURCHASED    TRADE DATE OFFERING   SHARES       OF OFFERING       BY FUND
---------------- ---------- -------- --------- -------------------- ----------
 Harley Davidson 10/09/09      --      $99.985      $214,000,000.00  1,200,000
   Motorcycle
   1.740% due
    9/15/2013

  Amphenol Corp  10/29/09      --      $99.813     $600,000,000.00     230,000
   4.750% due
   11/15/2014

Ford Credit Auto 11/18/09      --      $99.982         $602,000,000  2,275,000
Owner Trust 2009
  A3 1.510% due
    1/15/2014

  Nissan Master  01/27/10      --     $100.000         $900,000,000    625,000
   Owner Trust
  0.23063% due
    1/15/2015

   Nationwide    02/18/10      --      $99.881     $700,0000,000.00    840,000
    Building
     Society
   4.650% due
    2/25/2015

  % OF     % OF
 OFFERING  FUNDS
PURCHASED  TOTAL
  BY FUND ASSETS       BROKERS        PURCHASED FROM
--------- ------ ------------------- ----------------
    0.56%  0.46%       RBS, BNP      Greenwich
                    PARIBAS, Citi,   Capital
                     J.P. Morgan,
                    Deutsche Bank
                     Securities,
                    Morgan Stanley

    0.03%  0.09%     BofA Merrill    Bank of America
                        Lynchg,
                     Deutsche Bank
                      Securities,
                     J.P. Morgan,
                      wells Fargo
                      Securities,
                    Mitsubishi UFJ
                      Securities,
                        Mizuho
                    Securities USA
                     Inc., RBS, TD
                      Securities

    0.38%  0.88%       Barclays      JP Morgan
                    Capital, J.P.
                    Morgan, Morgan
                    Stanley, HSBC,
                    Credit Suisse

    0.07%  0.25%      RBS, BofA      RBS Securities
                    Merrill Lynch,
                       Barclays
                     Capital, BNP
                   PARIBAS, Calyon
                     Securities,
                        HSBC,
                    Mitsubishi UFJ
                     Securities,
                   SOCIETE GENERALE

    0.12%  0.35%       Barclays      Banc of America
                    Capital Inc.,
                   Banc of America
                   Securities LLC,
                    Morgan Stanley

    Ally Auto    03/17/10      --      $99.993     $364,000,000.00   1,325,000
   Receivables
  Trust 2010 A3
   1.150% due
    5/15/2014

 Anheuser-Busch  03/24/10      --      $99.880    $1,000,000,000.00    375,000
 INBEV Worldwide
   2.500% due
    3/26/2013

    0.36%  0.56%     BofA Merrill    Banc of America
                      Lynch, BNP
                    Paribas, RBS,
                    Credit Suisse,
                    Goldman, Sachs
                    & Co., Lloyds
                    TSB Corporate
                   Markets, Morgan
                     Stanley, UBS
                   Investment Bank

    0.04%  0.26%     BofA Merrill    Banc of America
                   Lynch, Barclays
                     Capital, BNP
                    PARIBAS, J.P.
                       Morgan,
                    Deutsche Bank
                     Securities,
                        Mizuho
                    Securities USA
                   Inc., Santander
                    Global Banking
                     and Markets,
                    Mitsubishi UFJ
                     Securities,
                   Banca IMI, ING,
                   Rabo Securities
                   USA, Inc., RBS,
                       Societe
                     Generale, TD
                      Securities